Exhibit (N)(3)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 of Excelsior Buyout Investors, LLC as filed with the Securities and Exchange Commission on or about June 8, 2004.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

June 8, 2004